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                                                                 EXHIBIT 23.2.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement of MeriStar Hotels & Resorts, Inc. on Form S-1 (File No. 333-xxxx) of our report dated January 30, 1998, except for Note 6, as to which the date is March 16, 1998, on our audits of the financial statements of AGH Leasing, L.P. and our report dated April 1, 1998, on our audits of the financial statements of American General Hospitality, Inc. We also consent to the references to our firm under the caption "Experts".

                                          /s/ COOPERS & LYBRAND L.L.P.

Dallas, Texas
April 9, 1998